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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported:  APRIL 1, 1998

                             ULTRADATA CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

                                   DELAWARE
                (State or Other Jurisdiction of Incorporation)

           0-27468                                  94-2746681
     (Commission File Number)         (I.R.S. Employer Identification Number)


            5000 FRANKLIN DRIVE, PLEASANTON, CALIFORNIA 94588-3354
            (Address of Principal Executive Offices)    (Zip Code)

                                (925) 463-8356

             (Registrant's Telephone Number, Including Area Code)

         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.


   KPMG Peat Marwick LLP was previously the principal accountants for ULTRADATA Corporation (the "Company"). On April 1, 1998, that firm's appointment as principal accountants was terminated and Deloitte and Touche LLP was engaged as principal accountants. The decision to change accountants was approved by the Company's Board of Directors.

   In connection with the audits of the two fiscal years ended December 31, 1997, and the subsequent interim period through April 1, 1998, there were no disagreements between the Company and KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG Peat Marwick LLP, would have caused it to make a reference to the subject matter of the disagreement. Further, during this period there were no "reportable events," as the term is used in Regulation S-K, Item 304, except as follows.

   In connection with the audit of the Company's 1996 financial statements, KPMG Peat Marwick LLP identified certain "reportable conditions" relating to material weaknesses in the Company's internal controls. With respect to the Company's process for new product releases, KPMG Peat Marwick LLP noted material weaknesses in its field testing procedures and customer communication, resulting in installation delays, aging of receivables, unbilled revenues and the shipment of products in advance of the Company's capacity to install on a timely basis resulting in a significant increase in unbilled revenues. Material weaknesses were also identified in the Company's procedures for timely analyzing customer balances and estimating the overall cost of training and installation obligations and the cost to complete at any particular time. These material weaknesses were exacerbated by inefficiencies in the Company's accounting system.

   As a result of these material weaknesses in the Company's accounting system, KPMG Peat Marwick LLP expressed significant concerns about the Company's ability to report timely, accurate financial information in the future. The Audit Committee of the Company's Board of Directors discussed the subject matter of the noted material weaknesses with KPMG Peat Marwick LLP. Furthermore, as a result of these material weaknesses, KPMG Peat Marwick LLP significantly expanded the scope of their testwork over revenue recognition in 1996. Significant audit differences were posted in 1996 and 1997.

   The Company has authorized KPMG Peat Marwick LLP to respond fully to the inquiries of Deloitte & Touche LLP concerning the subject matter of the noted material weaknesses. During the last two fiscal years and the subsequent interim period preceding the date hereof, the Company did not consult Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304
(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7.   Exhibits

     (c)  The following exhibits are filed herewith:

     EXHIBIT NO.                         DESCRIPTION OF EXHIBIT
     -----------                         ----------------------
     16.01 Letter from KPMG Peat Marwick LLP regarding its concurrence with the statements made by the Company in this current report on Form 8-K concerning the dismissal of KPMG Peat Marwick LLP. (To be filed within 10 days of 8-K filing.)

                                       2
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 8, 1998               ULTRADATA CORPORATION



                                    By:  /s/ Robert J. Majteles
                                         ----------------------
                                         Robert J. Majteles,
                                         President and Chief Executive Officer

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                               INDEX TO EXHIBITS
                               -----------------


    EXHIBIT NO.                     DESCRIPTION OF EXHIBIT
    ------------                    ----------------------

     16.01 Letter from KPMG Peat Marwick LLP regarding its concurrence with the statements made by the Company in this current report on Form 8-K concerning the dismissal of KPMG Peat Marwick LLP. (To be filed within 10 days of 8-K filing.)